Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$8,113,260
Unrealized Gain (Loss) on Market Value of Commodity Futures	(30,466,820)
Dividend Income	2,169
Interest Income	2,669
ETF Transaction Fees	350
Total Income (Loss)	$(22,348,372)

Expenses
General Partner Management Fees	$71,037
Professional Fees	16,438
Brokerage Commissions	1,403
Directors' Fees and insurance	4,304
NYMEX License Fee	1,776
SEC & FINRA Registration Expense	12,450
Total Expenses	$107,408
Net Income (Loss)	$(22,455,780)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/21	$155,294,849
Withdrawals (250,000 Shares)	(7,310,303)
Net Income (Loss)	(22,455,780)

Net Asset Value End of Month	$125,528,766
Net Asset Value Per Share (5,100,000 Shares)	$24.61

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596